Exhibit 99.1

VERTRO, INC. PROVIDES UPDATE ON NASDAQ COMPLIANCE STATUS

NEW YORK, NY – June 14, 2010. Vertro, Inc., (NASDAQ:VTRO) today announced that it believes that it has regained compliance with the minimum stockholders' equity requirement for continued listing on The NASDAQ Capital Market. The Company has provided information to NASDAQ and is awaiting confirmation that it has been deemed in compliance by NASDAQ.

As previously disclosed, to ensure continued listing on The NASDAQ Capital Market, the Company must (i) achieve stockholders’ equity of at least $2.5 million on or before June 14, 2010, and (ii) evidence a closing bid price of $1.00 or more for a minimum of ten consecutive days on or before September 13, 2010.

As of June 14, 2010, pursuant to gains from operations in the current quarter and the execution of a $0.25 million Stock Purchase Agreement between the Company and Red Oak Fund, LP and Pinnacle Fund, LLLP, the Company believes that its stockholders’ equity now exceeds the NASDAQ $2.5 million requirement for continued listing.

Assuming that NASDAQ confirms the Company’s compliance with the stockholders’ equity requirement, the Company will continue to have until September 13, 2010, to regain compliance with the $1.00 per share minimum bid price requirement. At the Company’s 2010 annual meeting of stockholders held on June 10, 2010, the Company’s stockholders approved a resolution to authorize the Board of Directors, in its sole and absolute discretion without further action of the stockholders, to amend the Company’s Amended and Restated Certificate of Incorporation to implement a reverse stock split of the Company’s common stock $0.001 par value per share, at a ratio of between 1-for-2 and 1-for-5 at any time prior to December 31, 2010. In the event the Board of Directors determines to implement the reverse stock split, the Company will make a public announcement to stockholders.

The securities the Company issued under the above-described transactions to Red Oak Fund, LP and Pinnacle Fund, LLLP have not nor will they be registered under the United States Securities Act of 1933 or any U.S. state securities laws, and unless so registered may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws. This press release is issued pursuant to Rule 135(c) of the Securities Act of 1933, and does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of any such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

www.vertro.com

About Vertro, Inc.
Vertro, Inc. (NASDAQ: VTRO) is an Internet Company that owns and operates the ALOT product portfolio. ALOT's products are designed to 'Make the Internet Easy' by enhancing the way consumers engage with content online. Through ALOT, Internet users can discover best-of-the-web third party content and display that content through customizable toolbar, homepage and desktop products. ALOT has millions of live users across its product portfolio. Together these users conduct high-volumes of type-in search queries, which are monetized through third-party search and content agreements.

Source: VTRO-G

Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe," or "expect" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of our ability to maintain our listing on The NASDAQ Capital Market and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including (1) our ability to comply with NASDAQ Capital Market requirements, (2) our ability to successfully execute upon our corporate strategies, (3) our ability to develop and successfully market new products and services, and (4) the potential acceptance of new products in the market. Additional key risks are described in Vertro's reports filed with the U.S. Securities and Exchange Commission, including the Form 10-Q for Q1 2010.

Alex Vlasto
VP, Marketing & Communications
646.253.0627
alex.vlasto@vertro.com